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                                                                    Exhibit 99.1


                         ENGINEERING SERVICES AGREEMENT

      THIS ENGINEERING SERVICES AGREEMENT (this "Agreement") is made and entered into as of December 11, 1996, with an effective date of November 30, 1996 (the "Effective Date"), by and between WEITEK CORPORATION, a California corporation ("Weitek"), and Rockwell Semiconductor Systems, Inc., a Delaware corporation ("RSS").

                                    RECITALS

      WHEREAS, RSS and Weitek have entered into an Asset Purchase Agreement dated December 11, 1996 (the "Asset Purchase Agreement"), pursuant to which RSS will purchase substantially all of the assets of Weitek for the purchase price set forth therein;

      WHEREAS, Weitek and RSS intend to enter into a License Agreement pursuant to which Weitek will license to RSS the rights to certain intellectual property owned by Weitek;

      WHEREAS, RSS desires to obtain engineering services from Weitek and Weitek is willing to furnish or make such services available to RSS, for a limited period of time;

      WHEREAS, at the termination of this Agreement the parties contemplate that a majority of Weitek's employees will become employed by RSS, and that Weitek and RSS will enter into further agreements to continue to allow RSS to utilize the facilities and equipment of Weitek; and

      WHEREAS, the parties contemplate that Weitek will file a Voluntary Petition for relief pursuant to Chapter 11 with the Bankruptcy Court of the Northern District of California, San Jose Division (the "Court") and that additional agreements between the parties, including a Facilities and Equipment Agreement, will be submitted to the Court for approval.

      NOW, THEREFORE, in consideration of the above and the mutual promises contained herein, the parties agree as follows:

                                    AGREEMENT

      1.  SERVICES. In consideration of the payments to be made pursuant to
Section 2, Weitek shall provide to RSS the engineering and support services including, but not limited to, those set forth on Schedule A hereto (the "Services"). RSS may, at any time and from time to time, by written notice to Weitek, issue additional instructions, require additional services (to the extent that such instructions and services are within the general scope of this Agreement and appropriate to the number of engineers performing services hereunder) or require the termination of specific Services covered by this Agreement, without the alteration of the compensation due to Weitek hereunder.

      2. CONSIDERATION. As consideration for the Services (as they may be modified in accordance with Section 1 hereof), RSS agrees to pay to Weitek an amount equal to $15,000 per month for each
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engineer or managing engineer (each, an "Engineer") which performs any Services hereunder on or after the Effective Date hereof. In addition, in the event that RSS requests in writing, in connection with the performance of any Services hereunder, that any Engineer travel to a site outside of San Jose, California and its environs, RSS will reimburse Weitek for the reasonable travel costs incurred by such Engineer. On the first business day of the first month after the execution of this Agreement, Weitek shall provide an invoice to RSS setting forth the number of Engineers who have performed Services hereunder since the Effective Date of this Agreement, as well as any travel costs for which RSS is obligated to reimburse Weitek at that time and the total amount due. Thereafter, on the first business day of each month during the term hereof, Weitek shall provide an invoice to RSS setting forth the anticipated number of Engineers to perform Services hereunder during such month (or portion thereof), as well as any travel costs for which RSS is obligated to reimburse Weitek for the previous month and the total amount due. Within fifteen (15) days after receipt of such invoice, RSS shall pay all undisputed amounts set forth therein and shall set forth any dispute to the invoice in writing. In the event that this Agreement
(a) is executed and becomes effective or (b) is terminated, before the end of a month, the charge provided for in this Section 2 will be pro-rated for the days of the month that such charge is applicable and, if applicable, Weitek shall apply any overage amount to reduce the next monthly invoice or shall refund to RSS any amount of overage previously paid by RSS, as requested by RSS. RSS's only payment obligation under this Agreement is to make the payments set forth in this Section 2, and RSS shall have no responsibility for any other payments (including to any Engineers) during the term hereof or at any time following the termination hereof on account of the Services provided hereunder. Weitek agrees, as an independent contractor hereunder, to pay to each Engineer all salary, bonuses and benefits to which such Engineer is entitled under his or her employment arrangements with Weitek.

      3. NUMBER OF EMPLOYEES. At all times during the term of this Agreement, Weitek shall provide at least fifteen (15) and no more than twenty-one (21) Engineers to perform Services hereunder. The parties hereto agree that the initial number of Engineers performing the Services hereunder is twenty-one
(21). Weitek shall give RSS notice of the dismissal by Weitek of any Engineer performing Services hereunder for any reason. In the event that the number of Engineers is at any time less than fifteen (15), RSS may terminate this Agreement upon five (5) days' written notice to Weitek and thereafter shall have no further payment obligation to Weitek hereunder with the exception of payments due and owing as of the date of termination. RSS shall have the right, in its sole discretion, to demand that one or more Engineers not perform Services hereunder in the event that RSS determines, in its sole judgment, that any such Engineer is not qualified to perform Services hereunder or that such Engineer is involved in improper conduct.

      4.  ACCESS.

         (a) Use of Properties. Weitek will provide to personnel of RSS access to and use of the Weitek facilities and equipment located at 2801 Orchard Parkway, San Jose, California as necessary to support or oversee the Services. Weitek will remain in sole management, possession and control of the premises during the term of this Agreement subject to the terms of the Weitek lease of the facilities (the "Lease"). The parties agree that, at the request and expense of RSS, Weitek will paint and otherwise redecorate the Facilities provided that the occupancy of SGS-Thomson shall not be disturbed and that


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such actions are allowed under the Lease. In the event that any consent of the landlord is required for such redecoration Weitek will make a commercially reasonable effort to obtain such consent in a timely fashion.

         (b) Concurrent Use. Use of the Facilities is subject to concurrent use of a portion of the premises by no more than ten (10) employees of SGS-Thomson as previously agreed to by Weitek and RSS. Weitek agrees to establish, subject to the reasonable approval of RSS, procedures to isolate any employee of SGS-Thomson from any work produced by or performed by Weitek or the employees of RSS hereunder and to isolate any employee of RSS from any work produced by or performed by Weitek or SGS-Thomson pursuant to the agreements between Weitek and SGS-Thomson. Weitek and RSS agree to adhere to such procedures at all times, to cause their respective employees to adhere to such procedures, and Weitek agrees to cause employees of SGS-Thomson to adhere to such procedures, during the term of this Agreement.

         (c) Equipment and Software. RSS may, in its sole discretion, provide any equipment or software to Weitek to assist Weitek in performing the Services hereunder, which equipment shall at all times remain the sole exclusive property of RSS. In the event that the Facilities and Equipment Agreement submitted by Weitek to the Court does not become effective or the closing under the Asset Purchase Agreement does not occur at the completion of the term hereof, RSS shall be free to remove any such equipment and software on or prior to the last day of the term hereof. Any actions pursuant to this Section 4(c) shall be taken in full compliance with the Lease.

      5.  TERM OF AGREEMENT.

         (a) Term. This Agreement shall commence on the date hereof and shall continue until the first to occur of (i) January 31, 1997 (unless otherwise extended by the mutual agreement of the parties hereto), (ii) the date that the Facilities and Equipment Agreement (or similar agreement between Weitek and RSS providing for the use by RSS of Weitek's facilities and equipment) is approved by the Court, (iii) the termination of the Asset Purchase Agreement prior to the closing contemplated thereunder; or (iv) termination by RSS or Weitek due to a breach as set forth in (c) below.

         (b) Termination Due to Breach. In the event of a breach of any covenant or agreement hereof on the part of either party hereto, the other party shall have the right to terminate this Agreement upon fifteen (15) days' prior written notice specifying that nature of such breach and the intent of the sender of the notice to terminate this Agreement. RSS's liability to Weitek for damages that arise solely out of the act of termination pursuant to this Section 5(b) shall be limited to such amounts as are due pursuant to Sections l and 2 hereof to the date of termination, provided, however, that Weitek retains any and all other rights at law and equity for damages not arising solely from the act of termination pursuant to Section 5(b).


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      6.  COVENANTS.

         6.1  Covenants of Weitek.

              (a) Performance of Services. Weitek shall perform the Services with the same degree of care, skill, and prudence customarily exercised in the conduct of its own business.

              (b) Maintenance of Facilities and Equipment. Weitek agrees that, for so long as access to its facilities or equipment are provided to RSS under this Agreement, it will use commercially reasonable efforts to keep such facilities and equipment in working condition. To the extent that any present or future equipment is held by Weitek pursuant to a lease, or is subject to a security interest, Weitek agrees to make all payments and otherwise comply with all provisions of the underlying lease or financing agreements which if not complied with would be reasonably likely to result in a breach of such underlying leases or financing agreements; provided, however, that Weitek need not take any actions that would be reasonably likely, in the sole reasonable judgment of Weitek, to result in a violation of an order or stay of the Court or to cause a sanction of the Court.

              (c) Notice. Weitek will give prompt notice to RSS after Weitek has actual knowledge of (i) any material loss or destruction of the facilities or any equipment being utilized by RSS pursuant to this Agreement, whether or not covered by insurance, (ii) the sale of any equipment being utilized by RSS pursuant to this Agreement or any default by Weitek under or any termination of any lease or financing agreement pursuant to which the facilities or equipment being utilized by RSS pursuant to this Agreement has been pledged, (iii) any eminent domain or similar proceedings affecting the facilities, (iv) cancellation of any insurance policies covering those facilities or equipment being utilized by RSS pursuant to this Agreement; or (v) any other event or action actually known to Weitek which could reasonably be expected to have a material adverse effect on the ability of Weitek to perform hereunder, including, without limitation, a breach in any of the procedures specified in
Section 4(b) applicable to employees of SGS-Thomson.

              (d) Insurance. Weitek agrees to maintain policies of insurance against losses with respect to the facilities, the equipment, and its personnel (including workers' compensation insurance) of such types and in such amounts as is commercially reasonable and customary with respect to similarly situated assets and operations.

         6.2  Covenant of RSS.

              (a) Insurance. RSS agrees to maintain policies of workers' compensation insurance with respect to any of its employees that will have access to the facilities and/or equipment pursuant to this Agreement.

              (b) Compliance with Weitek Leases. RSS covenants that it will not take any actions in violation of Weitek's Lease, or any lease of equipment, or actions which would be reasonably likely to result in a violation of, or to cause Weitek to violate, any such Lease or equipment lease.


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      7.  CONFIDENTIALITY

              (a) Except as expressly set forth in this Section 6, Weitek and RSS shall, and shall cause their respective affiliates and their respective officers, directors, employees, agents and subcontractors (collectively, "Representatives") to, keep confidential any and all technical, commercial, scientific and other proprietary data, processes, documents or other information (whether in oral, written or electronic form) or physical object acquired from the other party, its affiliates or any of their Representatives in respect of the transactions contemplated by this Agreement and which relates to the other party or any of its affiliates of their respective businesses or products ("Confidential Information"), and Weitek or RSS, as applicable, shall not disclose directly or indirectly, and shall cause its respective affiliates and Representatives not to disclose directly or indirectly, any Confidential Information to anyone outside Weitek or RSS, as applicable, such affiliates and their respective Representatives (each of the foregoing, a "Person"), except that the foregoing restriction shall not apply to any information disclosed hereunder to any party if such Person (the "Receiving Person") can demonstrate that such Confidential Information:

                   (i) is or hereafter becomes generally available to the trade or public other than by reason of any breach hereof,

                   (ii) was already known to the Receiving Person or such affiliate or Representative as shown by written records;

                   (iii) is disclosed to the Receiving Person or such affiliate or Representative by a third party who has the right to disclose such information;

                   (iv) is developed by or on behalf of the Receiving Person or any of its affiliates independently, without reliance on Confidential Information received hereunder; or

                   (v) based on such Person's good faith judgment with the advice of counsel, is otherwise required to be disclosed in compliance with applicable law by a court of competent jurisdiction and such information shall remain Confidential Information for all other purposes unless subparagraphs (i) through (iv) above otherwise apply.

              (b) Except in furtherance of its rights and obligations hereunder or under other agreements between RSS and Weitek, RSS and Weitek each agree that it shall not (and shall not permit any of its affiliates or Representatives to) at any time use any Confidential Information in the conduct of its business. The obligations set forth in this Section 6 shall extend to copies, if any, of Confidential Information made by any of the Persons referred to in paragraph (a) hereof and to documents prepared by such Persons which embody or contain Confidential Information, and to any electronic data files containing Confidential Information.

              (c) RSS and Weitek shall each deal with Confidential Information so as to protect it from disclosure with a degree of care not less than that used by it in dealing with its own


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information intended to remain exclusively within its knowledge and shall take reasonable steps to minimize the risk of disclosure of Confidential Information.

              (d) The obligations set forth in this Section 6 shall survive the expiration or termination of this Agreement for a period of five (5) years thereafter.

      8. LIMITATION ON LIABILITY. In performing this Agreement RSS and Weitek shall each have the duty to act, and to cause its respective employees and agents to act, in a reasonably prudent manner, but neither Weitek nor RSS nor any of their respective officers, directors or agents shall be liable to the other party hereto or such other party's creditors or shareholders for errors of judgment or for anything except willful misfeasance, bad faith or gross negligence in the performance of their duties or reckless disregard of each party's respective obligations and duties under the terms of this Agreement. Neither party will be responsible for general, special, indirect, incidental or consequential damages that the other party or any third party may incur or experience on account of entering into or relying on this Agreement.

      9. MISCELLANEOUS

         9.1 Assignment. Neither party shall assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other.

         9.2 Permits and Licenses. Weitek shall be solely responsible for any and all permits, licenses or authorizations from any federal, state or local governmental authority necessary or desirable for the performance of its obligations hereunder or for the maintenance of the Facilities or the Equipment.

         9.3 Gratuities. Weitek warrants that none of its employees, officers, agents or representatives has offered or given any gratuities to any of RSS's officers, employees, agents or representatives with a view toward securing the execution of this Agreement by RSS or securing favorable treatment with respect thereto.

         9.4 Compliance with Law. In connection with the performance of its obligations hereunder, each of RSS and Weitek shall comply in all material respects with all U.S., State of California and local laws, rules, ordinances, orders and regulations.

         9.5 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective upon receipt and may be delivered in person, by telecopy, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed to the parties as set forth on the signature pages hereto or to such other address as a party may have specified in writing.

         9.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS ENTERED INTO AND WHOLLY TO BE PERFORMED WITHIN THE STATE OF CALIFORNIA BY CALIFORNIA RESIDENTS.


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         9.7  ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

         9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         9.9 SEVERABILITY OF THIS AGREEMENT. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         9.10 FORCE MAJEURE. No party shall be deemed to have breached this Agreement or be held liable for any failure or delay in the performance of all or any portion of its obligations under this Agreement if prevented from doing so by acts of God or the public enemy, fires, floods, storms, earthquakes, riots, strikes, lock-outs, wars and war-operations, restraints of government power or communication line failure or by reason of the judgment, ruling or order of any court or agency of competent jurisdiction or change of law or regulation subsequent to the execution of this Agreement. If, however, Weitek or RSS is prevented by any of the foregoing events of force majeure from performing any of its obligations hereunder, the other party hereto shall be excused from any of its obligations to such party hereunder until such time as the event of force majeure ceases to prevent performance hereunder, if ever.

         9.11 HEADINGS. Sections headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.

         9.12 PAYMENT OF FEES AND EXPENSES. Each party shall be responsible for paying its own fees, costs and expenses in connection with this Agreement and the transactions herein contemplated.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WEITEK CORPORATION                               ROCKWELL SEMICONDUCTOR SYSTEMS, INC.

By: /s/ Richard H. Bohnet                             By: /s/ David C. Gelvin
    -----------------------------------------             -------------------
        Richard H. Bohnet,                            David C. Gelvin,
        President and Chief Executive Officer         Vice President Multimedia Division







                        [Engineering Services Agreement]


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                                   SCHEDULE A

                                STATEMENT OF WORK

                                 ROCKWELL/WEITEK
                         ENGINEERING SERVICES AGREEMENT


1.    PROJECT SCOPE

      Weitek is to provide evaluation and implementation assistance in support of projects involving 2-D and 3-D Graphic Accelerators, Video Displays, and VGA Core technologies regarding Brooktree products Bt2164, Bt2166, and future products, as well as undertake additional training in the tools used by the Multimedia SBU.

2.    SUMMARY OF PROJECT TASKS

      2.1 Weitek Software Engineering Group will develop Win3.1 drivers for the Bt2164 & Bt2166.

      2.2   Weitek Verification Engineering Group will:

            -     Assist the Hardware group in the development of core cells;
            - Provide a verification review of all tools Weitek has developed; and
            - Provide assistance to the verification of the Bt2166 and future products as needed.

      2.3   Weitek Hardware Engineering Group will:

            - Prepare the Weitek VGA core to be integrated into a future Brooktree product;
            -     Assist Marketing in evaluating integrated MPEGII cores;
            -     Work with Marketing on future product definitions;
            - Work with the Austin Architecture group on analyzing the need and implementation of a Floating Point Multiplier in a 3D engine;
            -     Learn Synopsis logic synthesis; and
            -     Review the Bt2164 & Bt2166 design and methodology.

3.    PROJECT MANAGEMENT

      3.1 Project Manager. The Rockwell Project Manager is Dave Gelvin. Responsibilities include directing and controlling the activities relative to the project goals and milestones schedule. Status will be communicated to Rockwell via ____________, Weitek Engineering Manager.


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      3.2 Meetings. The Rockwell Project Manager (Dave Gelvin) and the Weitek
Project Engineering Manager (______________) will hold weekly teleconferences during the project duration.

      3.3 Project Reports. The Weitek Project Engineering Manager will (when requested) provide written reports concerning the status of the Work in relation to meeting established milestones. At the conclusion of this Agreement, Weitek will deliver a Final Project Report detailing the status of the Work in progress and completed during the period of performance.

4.    RESOURCES

      4.1   Weitek Furnished Resources.

            -     1 Engineering Project Manager
            -     Software Engineers
            -     Design Engineers
            -     Verification Engineers
            -     Measurement/analytical tools

      4.2   Rockwell Furnished Resources.

            -     Rockwell Project Manager; and
            - Engineering personnel will be increased or decreased as mutually agreed to by Weitek and Rockwell.

5.    DELIVERABLES

      -     Regular updates when appropriate.
      - A final report submitted at the conclusion of the Agreement which details all Works in process or completed during the period of performance.

6.    MILESTONE SCHEDULE

      -     Agreement Start Date:               ______________
      -     Status Reports:            Weekly


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